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                                                            EXHIBIT 11

                                                 CINCINNATI FINANCIAL CORPORATION
                                          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                            (in thousands execpt for per share amounts)

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                                                                Nine Months Ended                  Three Months Ended
                                                                  September 30,                       September 30
                                                             ---------------------               ----------------------
                                                             1994             1993               1994              1993
                                                             ----             ----               ----              ----
Weighted average  shares outstanding                         50,348           50,092             50,375            50,161

Equivalent shares assumed to be
  outstanding for:
    Stock options                                              243              339                232               331
    Convertible debentures                                   1,626            1,626              1,626             1,626
                                                          --------         --------           --------          --------

Number of weighted average shares
  outstanding for primary computation                       52,208           52,057             52,233            52,118

Other dilutive equivalent shares--
  stock options                                                  0                0                  0                 0
                                                          --------         --------           --------          --------

Number of shares assuming full
  dilution                                                  52,208           52,057             52,233            52,118
                                                          ========         ========           ========          ========


Net income before cumulative effect
  of change in accounting for income
  taxes                                                   $155,134         $155,098           $ 47,552          $ 35,762

Interest on convertible debentures--
  net of tax                                                 2,145            2,629                715             1,177
                                                          --------         --------           --------          --------
                                                           157,279          157,727             48,267            36,939

Cumulative effect of change in
  accounting for income taxes                                  -0-           13,845                -0-               -0-
                                                          --------         --------           --------          --------

Net income for per share computation                      $157,279          $171,572          $ 48,267          $ 36,939
                                                          ========          ========          ========          ========



 Earnings per share:
  Primary before cumulative effect of
    change in accounting for income
    taxes                                                 $   3.01          $   3.04          $    .92          $    .71
  Cumulative effect of change in
    accounting for income taxes                                -0-               .26               -0-               -0-
                                                          --------          --------          --------          --------

  Total Primary                                           $   3.01          $   3.30          $    .92          $    .71
                                                          ========          ========          ========          ========
  Fully Diluted                                           $   3.01          $   3.30          $    .92          $    .71
                                                          ========          ========          ========          ========
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